UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

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In re:

THE CLARIDGE HOTEL AND CASINO CORPORATION and THE
CLARIDGE AT PARK PLACE, INCORPORATED,
                                                            Chapter 11
                                                            Jointly
                                                            Administered
                                                            Case No.
                                                            99-17399

                           Debtors.
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In re:

ATLANTIC CITY BOARDWALK ASSOCIATES, L.P.,
                                                            Chapter 11
                                                            Case No.  99-18903
                           Debtor.
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      JOINT PLAN OF REORGANIZATION FOR DEBTORS UNDER CHAPTER 11 OF
      THE BANKRUPTCY CODE PROPOSED BY GB HOLDINGS, INC.

                                                  GIBBONS, DEL DEO, DOLAN,
                                                  GRIFFINGER & VECCHIONE
                                                  A Professional Corporation
                                                  One Riverfront Plaza
                                                  Newark, New Jersey  07102-5497
                                                  (973) 596-4500
                                                  Attorneys for GB Holdings,Inc.
                                                  JL-6065

                                                  BERLACK,  ISRAELS  & LIBERMAN
                                                  120 West 45th Street
                                                  New York, New York 10036
                                                  (212) 704-0100
                                                  Special Counsel to GB
                                                  Holdings, Inc..

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


                            THE JOINT CHAPTER 11 PLAN

         GB HOLDINGS, INC. ("Holdings" or "Proponent"), a Delaware Corporation and the parent corporation of Greate Bay Hotel and Casino, Inc. ("GHBC"), owner of the Sands Hotel and Casino, Atlantic City, New Jersey, proposes the following chapter 11 plan of reorganization pursuant to Section 1121(a) of the Bankruptcy Code for THE CLARIDGE HOTEL AND CASINO CORPORATION and THE CLARIDGE AT PARK PLACE, INCORPORATED, two of the above-captioned debtors and debtors-in-possession (the "Claridge Debtors") and ATLANTIC CITY BOARDWALK ASSOCIATES, L. P. , the third above-referenced debtor, as debtor-in-possession ("ACBA"; collectively, with the Claridge Debtors, the "Debtors").

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS: Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless the context requires otherwise, the following words and phrases shall have the meanings set forth below when used in fully-or-initially-capitalized form in this Plan:

                  ACBA: Atlantic City Boardwalk Associates, L. P. , a New Jersey limited partnership.

                  ACBA Interests: The equity interests in ACBA including, but not limited to, those represented by any limited partnership, general partnership or other ownership interests or rights with respect to ACBA, any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating ACBA to issue, transfer or sell any interests in or to ACBA.

                  Acquisition: means the special purpose subsidiary of Holdings which shall acquire the assets of CPPI and ACBA.

                  Administrative Expense Claims:  Collectively,  with respect to
ACBA, CPPI or the Corporation, as the case may be, (a) any cost or expense of administration of the Chapter 11 Case of ACBA, CPPI or the Corporation, as the case may be, with priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, (b) any fees or charges assessed against the Estate of ACBA, CPPI or the Corporation, as the case may be, under title 28, United States Code, Section 1930; and (c) any Claims against ACBA arising following the Effective Date in connection with or relating to the liquidation, administration, winding up or dissolution of ACBA or its affairs, including the filing of any tax returns.

                  Administrative Office Building: means the real property and the improvements thereon owned by CPPI and located at 123 Indiana Avenue, Atlantic City, New Jersey and which by order dated April 5, 2000 of the Bankruptcy Court was sold to Greate Bay Hotel and Casino, Inc.

                  Affiliates: As defined in Section 101 of the Bankruptcy Code.

                  Allowed: With respect to Claims and Interests, (a) any Claim against or Interest in the Debtors, proof of which is timely filed or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Interest that has been or is hereafter listed in the schedules of liabilities filed by the Debtors as liquidated in amount and not disputed or contingent or (c) any Claim allowed pursuant to this Plan; provided that, in each such case in (a) and (b) above, either (i) no objection to the allowance thereof shall have been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or
(ii) if such an objection shall have been so interposed, the Claim or Interest shall have been allowed by a Final Order (but only to the extent so allowed).

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                  AOB Escrow Account: means that certain interest bearing escrow account maintained at the Summit Bank for the benefit of the Indenture Trustee in which was deposited the sum of $1,500,000 which represented the initial purchase price paid for the Administrative Office Building.

                  Assets: means all property of the Estate of each of the Debtors, and includes the Hotel Assets but excludes the Administrative Office Building.

                  Avoiding Power Causes of Action: means rights and remedies accruing to the Debtors pursuant to Chapter 5 of the Bankruptcy Code, including 11 U.S.C.ss.ss.544(b), 546, 547, 548, 549, 550 or 553(b).

                  Ballot: The form distributed, together with the Disclosure Statement, to holders of Claims entitled to vote for the purpose of acceptance or rejection of this Plan.

                  Bankruptcy Code: Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

                  Bankruptcy Court: The United States Bankruptcy Court for the District of New Jersey with jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U. S. C.ss. 157, the United States Bankruptcy Court for the District of New Jersey, or any court having competent jurisdiction to enter the Confirmation Order.

                  Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court, as applicable from time to time during the Chapter 11 Cases.

                  Bar Date: is the last date for filing Claims as fixed by the Bankruptcy Court.

                  Business Day: Any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006 (a).

                  Causes of Action: means all legal and equitable claims, demands, or causes of action held by the Debtors against any person, including Avoiding Power Causes of Action.

                  Chapter 11 Cases: means the respective cases under chapter 11 of the Bankruptcy Code concerning the Debtors which were commenced on the Filing Date.

                  Claim: Any right to (a) payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from either of the Debtors, whether or not such equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  Claridge Debtors: means CPPI and Corporation.

                  Class: means a class of Claims or Interests as classified in the Plan.

                  Collateral: means any property of an Estate that secures an Allowed Secured Claim.

                  Collateral Trust Agreement: means that certain Collateral Trust Agreement by and among the Company, CPPI, the ACBA and the Collateral Trustee, dated as of January 31, 1994, as amended, supplemented or modified from time to time as permitted thereby and by this Indenture.

                  Committee: Any committee appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

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                  Confirmation:  The entry by the  Bankruptcy  Court of an order confirming this Plan.

                  Confirmation Date: The date on which the Confirmation Order shall be entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Cases.

                  Confirmation Hearing: means the hearing before the Bankruptcy Court to consider confirmation of the Plan.

                  Confirmation   Order:   The  order  of  the  Bankruptcy  Court
confirming this Plan and approving the transactions contemplated herein.

                  Contingent Payment: means a Claim held by Webb or United Way, or their designees, equal to $20 million plus interest from December 1, 1988, at the rate of 15% per annum compounded quarterly, in any proceeds ultimately recovered from the operations and/or the sale or refinancing of the Debtors or their assets in excess of the First Mortgage and other liabilities.

                  Contingent Payment Right: means any Claim held by a Releasing Investor (as defined in the Restructuring Agreement) to payment of any amount by either of the Claridge Debtors or ACBA, as the case may be, under the Restructuring Agreement.

                  Corporation: The Claridge Hotel & Casino Corporation, a New York corporation.

                  Corporation Interests: The equity interests in the Corporation including, but not limited to, those represented by shares of capital stock of the Corporation and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating the Corporation to issue, transfer or sell any shares of capital stock of the Corporation.

                  CPPI: means the Claridge at Park Place, Incorporated, a New Jersey corporation.

                  CPPI Guaranty: means that certain guaranty executed by CPPI on January 31, 1994 evidencing CPPI's guarantee of the Corporation's obligations under the First Mortgage Notes Indenture and the First Mortgage Notes and all amendments thereto prior to the date hereof.

                  CPPI Interests: The equity interests in CPPI including, but not limited to, those represented by shares of capital stock of CPPI and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating CPPI to issue, transfer or sell any shares of capital stock of CPPI, all of which are owned by the Corporation.

                  Creditor: means any Person that is the Holder of a Claim against any of the Debtors that arose on or before the Filing Date or through and including the Effective Date or a Claim against any of the Estates of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  Debtors: means collectively, the Corporation, CPPI and ACBA.

                  Deficiency Claim: means the amount by which a Creditor's Claim exceeds the value of the Collateral that secures such Claim.

                  DEWNJ: means Del E. Webb New Jersey, Inc., a New Jersey corporation and a wholly-owned subsidiary of Webb.

                  Disbursing Agent: means _____________________________.

                  Disclosure Statement: means the disclosure statement distributed to holders of Claims entitled to vote for the purpose of accepting or rejecting this Plan in accordance with Section 1126(b)(1) of the Bankruptcy Code.

                  Disputed: means with respect to Claims, any Claim that is not Allowed.

                  Distribution   Record  Date:  means  the  date  on  which  the
Confirmation Order is signed.

                  Effective Date: means the first Business Day:

                  (a) that is at least 11 days after the Confirmation Date;

                  (b) on which no stay of the  Confirmation  Order is in effect;
and

                  (c) on which all conditions in Article XII of the Plan have been satisfied or have been waived as provided in the Plan.

                  Employee Claim: means an Unsecured Claim based on salaries, wages, sales commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

                  Estate: means the estate created upon the commencement of each Case as to each Debtor by Section 541 of the Bankruptcy Code.

                  Exempt Tax: means any stamp, recording or similar tax or charge (including any penalties, interest or additions thereto) within the meaning of Section 1146(c) of the Bankruptcy Code that may be imposed by the laws of any state upon the transactions contemplated under, or necessary for the success of, the Plan, including without limitation, any mortgage recording, securities transfer, deed, realty transfer, documentary transfer or gains taxes.

                  Expansion Wraparound Note: means the promissory note in the original principal amount of $17,000,000, dated as of March 17, 1986, given by ACBA to CPPI, and all amendments thereto prior to the date hereof.

                  Fee Application: an application of a professional Person under
Section 330, 503 or 506(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in any Chapter 11 Case.

                  Fee Claim: a Claim under Section 330, 503 or 506(b) of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in any Chapter 11 Case.

                  FF&E Notes: means those certain promissory notes of various dates given by ACBA to CPPI evidencing loans made by CPPI to ACBA under the Wraparound Mortgage to fund the purchase of certain furniture, fixtures, equipment and other capital items.

                  Filing Date: means with respect to the Corporation and CPPI, August 16, 1999, and with respect to ACBA, October 5, 1999.

                  Final Order: means an order, ruling or judgment that is no longer subject to review, modification or amendment by appeal or writ of certiorari.

                  First Mortgage: means the non-recourse first mortgage upon the Hotel Assets and all related security agreements and assignments granted by ACBA to or for the benefit of the holders of the First Mortgage Notes, and all amendments thereto prior to the date hereof.

                  First Mortgage Notes: means the 11-3/4% First Mortgage Notes Due 2002, issued and outstanding under the First Mortgage Notes Indenture.

                  First Mortgage Note Claim: means any Claim against the Debtors by any Holder of a First Mortgage Note, including pursuant to or arising under the First Mortgage Notes, the First Mortgage, the CPPI Guaranty, the First Mortgage Notes Indenture, the Collateral Trust Agreement and the Security Documents.

                  First Mortgage Notes Indenture: means that certain Indenture, dated as of January 31, 1994, among the Corporation, CPPI and the Indenture Trustee. pursuant to which the First Mortgage Notes were issued, and all amendments thereto prior to the date hereof.

                  General ACBA Claim: means any unsecured claim against ACBA, other than an Intercompany Claim.

                  General CPPI Claim: means any Unsecured Claim against CPPI other than an Intercompany Claim.

                  Holder: means the beneficial owner of any Claim or Interest.

                  Holdings: means GB Holdings, Inc., a Delaware Corporation and the parent corporation of Greate Bay Hotel and Casino, Inc. ("GBHC"), owner of the Sands Hotel and Casino, Atlantic City, New Jersey.

                  Hotel Assets: means the buildings, valet parking facility, and non-gaming, depreciable, tangible personal property and the underlying land of the Claridge Hotel and Casino, which are owned by ACBA and leased to CPPI pursuant to the Operating Leases.

                  Impaired: means any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                  Indenture Trustee: Bank of New York, in its capacity as successor trustee and IBJ Whitehall Bank & Trust Company, in its capacity as indenture trustee under the First Mortgage Notes Indenture.

                  Intercompany Claim: means any Claim against one Debtor held by any other Debtor.

                  Interests:   means  the  collective   reference  to  the  ACBA
Interests, the Corporation Interests and the CPPI Interests.

                  Local Rules: means the Local Bankruptcy Rules of the District of New Jersey, as applicable to the Chapter 11 Cases.

                  Miscellaneous Secured Claim: means any Claim, other than a First Mortgage Note Claim, that is a Secured Claim.

                  NJCCC: means the New Jersey Casino Control Commission.

                  Noteholders Committee: means the Official Committee of First Mortgage Noteholders

                  Operating Leases: means the collective reference to the Operating Lease Agreement between ACBA, as lessor, and CPPI, as lessee, dated as of October 31, 1993, and the Expansion Operating Lease Agreement between ACBA, as lessor, and CPPI, as lessee, dated as of March 17, 1986 and, in each case, all amendments thereto prior to the date hereof.

                  Person: means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, person, trust, trustee, United States trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code) or political subdivision thereof, agency, or other person.

                  Plan: means this Joint Chapter 11 Plan, as altered, amended or modified from time to time by the Proponents in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

                  Priority Claim: means any Claim, other than a Priority Tax Claim or an Administrative Expense Claim, which is entitled to priority in payment under section 507(a) of the Bankruptcy Code.

                  Priority Tax Claim: Any Claim which is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  Record Date: means the date on which Creditors entitled to vote on the Plan are determined by their record ownership of Claims, which date shall be the date of entry of an Order of the Bankruptcy Court approving the Disclosure Statement.

                  Related Documents: means the Collateral Trust Agreement and the Security Documents.

                  Restructuring Agreement: means the agreement, dated October 27, 1988, among the Corporation, CPPI, DEWNJ, ACBA, Robert Swanson, Everett Mangam, T. Edward Plant, Anthony Atchley, Gerald Heetland, AC Boardwalk Partners Corp. and First Fidelity Bank, National Association, New Jersey, to restructure the financial obligations of the Corporation and CPPL

                  Sands Common Stock: means the 5,652,000 million shares of common stock of Holdings to be issued and distributed pari passu and pro rata for the benefit of the holders of First Mortgage Notes.

                  Schedules: means the schedules of assets and liabilities and statement of financial affairs, as may have been amended from time to time, filed by each of the Debtors pursuant to Bankruptcy Rule 1007.

                  Secured Claim: A Claim under Bankruptcy Code ss. 506 arising on or before the relevant Filing Date that is secured by a valid, perfected, enforceable and non-avoidable lien on property of a Debtor or that is subject to setoff under Bankruptcy Code ss. 553, to the extent of the value of the interest of the Holder of such Claim in the Debtor's interest in the property, or to the extent of the amount of the setoff, as applicable, provided, however, that if the Holder's Class timely elects application of Bankruptcy Code ss. 1111(b)(2), each Holder's Claim in such Class shall be a Secured Claim in the full amount of the Holder's Allowed Claim.

                  Security Documents: means all other documents, pledges, agreements, guarantees, subordination agreements, assignments or other documents between the Debtors, the Indenture Trustee or the First Mortgage Note holders which grant or evidence any legal, contractual or equitable right or remedy of the holders of the First Mortgage Notes or the Indenture Trustee in, to or against the Debtors or their property, including the CPPI Cash Collateral Pledge, the CPPI Security Agreement, the Corporation Pledge Agreement, the Partnership Cash Collateral Pledge and the Partnership Security Agreement as such terms are defined in the First Mortgage Notes Indenture.

                  Self-Parking   Garage:  means  that  certain  parcel  of  real
property together with the improvements thereon owned by CPPI on which is operated a 24-hour self-parking garage.

                  Trade Claim: An Unsecured Claim of any Person against any of the Debtors for goods provided and/or services rendered in the ordinary course by such Person to such Debtor.

                  Trustee Fee Reserve: The amount of shares of Sands Common Stock needed to satisfy Section 2.5 of the Plan. Any and all shares in excess of the actual fees and expenses of the Indenture Trustee ultimately shall be released to the Holders of Class 3 Claims.

                  United Way: means the Valley of the Sun United Way.

                  Webb: means Del Webb Corporation, an Arizona corporation.

                  Unsecured Claim: Any Claim other than a Miscellaneous Secured Claim, an Administrative Expense, a Priority Claim or a Priority Tax Claim.

                  Wraparound Mortgage: The Expandable Wraparound Mortgage and Security Agreement between ACBA, as Mortgagor, and CPPI, as Mortgagee, dated as of October 31, 1983, and all amendments thereto prior to the date hereof.

                  Wraparound Note: The promissory note in the original principal amount of $127,000,000 dated as of October 31, 1983, given by ACBA to CPPI, and all amendments thereto prior to the date hereof, that matures on September 30, 2005.

         1.2 DOCUMENT REFERENCES. All references to documents shall include all addenda, exhibits and schedules attached thereto or referred to therein.

         1.3 OTHER DEFINITIONS. A term used and not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning set forth therein. The words "herein," "hereof", "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The word "including" shall mean "including, without limitation." The singular shall include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

              ADMINISTRATIVE, PRIORITY TAX AND INTERCOMPANY CLAIMS

         2.1 ADMINISTRATIVE EXPENSE CLAIMS. Except as set forth in section 2.3 below, Allowed Administrative Expense Claims (other than Claims for compensation and reimbursement of expenses of Professionals) will be paid in full, in Cash, on the Effective Date, or, if such Claim becomes Allowed after the Effective Date, within five (5) days after such Claim becomes Allowed. Any fees due and owing to the United States Trustee shall be paid in full on the Effective Date, or as soon thereafter as practicable. All requests by Professionals for final allowance of compensation and reimbursement of expenses accrued as of the Confirmation Date must be filed with the Court within sixty (60) days of the Confirmation Date and will be paid within five (5) days after such Claims become Allowed. For the period arising from and after the Effective Date, including with respect to ACBA through its dissolution date and the completion of its winding-up, fees or expenses incurred by ACBA or CPPI, as the case may be, shall be paid by Acquisition, when and to the extent such fees or expenses become due and payable without further order of the Bankruptcy Court. The estimated amount of unpaid fees and expenses of Professionals as of the Effective Date will be deposited by Acquisition in one or more segregated accounts on the Confirmation Date. Such escrowed funds shall be used to pay Allowed Administrative Expense Claims of Professionals and any funds remaining after making all such payments shall revest in Acquisition. Notwithstanding anything in the Plan to the contrary, Administrative Claims of the United States Trustee for fees pursuant to 11 U.S.C. ss. 1930(a)(6) shall be paid in accordance with the applicable schedule for payment of such fees.

         2.2 SOURCE OF FUNDING. The source of funding to satisfy Administrative Expense Claims shall be from cash on hand as of the Effective Date or, to the extent such Claim is not due and payable until after the Effective Date, from cash on hand of Acquisition.

         2.3 BAR DATE FOR ADMINISTRATIVE EXPENSE CLAIMS.

         (a) IN GENERAL. Unless the payment date is otherwise established by an Order of the Bankruptcy Court, and other than Administrative Expense Claims of Professionals, requests for payment of Administrative Expense Claims must be filed and served on Acquisition no later than thirty (30) days after the Effective Date. Any Person that is required to file and serve a request for payment of an Administrative Expense Claim and that fails to timely file and serve such request, shall be forever barred, estopped and enjoined from asserting such Claim against CPPI or ACBA, their Estates or their respective property. The administrative bar date shall not apply to fees payable to the United States Trustee pursuant to 11 U.S.C. ss. 1930(a)(6).

         (b) PROFESSIONALS. Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date shall file an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Confirmation Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be filed no later than ninety
(90) days after the Confirmation Date.

         (c) ORDINARY COURSE LIABILITIES. Holders of Administrative Expense Claims arising in the ordinary course of the Chapter 11 Cases of CPPI and ACBA and holders of Claims and obligations assumed by Acquisition under this Plan shall not be required to file any request for payment of such Claims. All Administrative Operating Expense Claims' which are not due and payable by their terms as of the Confirmation Date shall be assumed by Acquisition, and paid in accordance with their terms, subject to all applicable offsets and defenses which the Debtors may hold to the payment of such Claims.

         2.4 PRIORITY TAX CLAIMS. At the option of Holdings or Acquisition, each holder of an Allowed Priority Tax Claim asserted against the CPPI and ACBA arising in the ordinary course of their Chapter 11 Cases shall be paid the full amount of the Allowed Priority Tax Claim, (a) in Cash, on the later of (i) the Effective Date (or as soon thereafter as is practicable), or (ii) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable); or (b) in equal quarterly installments of principal and interest at the applicable legal rate over a period not to exceed six (6) years from the date of assessment of such Priority Tax Claim. The source of funding for Allowed Priority Tax Claims against the Debtors' Estates shall be from cash on hand of Acquisition.

         2.5 INDENTURE TRUSTEE FEES AND EXPENSES. The Indenture Trustee estimates that it will have incurred fees and unreimbursed expenses of $____________ by the Confirmation Date, which amount shall constitute the Trustee Fee Reserve. On the Effective Date, in satisfaction of the Indenture Trustee's unpaid fees and expenses, the Indenture Trustee shall reserve from the Sands Common Stock distributed for the benefit of the First Mortgage Note claimants a sufficient number of shares to satisfy in full the aggregate amount set forth above. The Indenture Trustee shall be required to file an application with respect to its fees and expenses and the fees and expenses of its retained professionals with the Bankruptcy Court or another court of competent jurisdiction. The shares of the Sands Common Stock that are not required to satisfy the Allowed amount of the Indenture Trustee's fees and expenses ultimately shall be released to the holders of Class 3 Claims. The Cash Distribution for the benefit of the holders of First Mortgage Notes Claims shall not be used to satisfy the fees and the expenses of the Trustee but shall instead be distributed to Holders of First Mortgage Notes in accordance with
Section 5.3 of this Plan.

         2.6 INTERCOMPANY CLAIMS. Effective on the Effective Date, the Intercompany Claims will be compromised and settled. By that compromise and settlement, CPPI will waive and release any and all claims it may hold against ACBA arising under the Wraparound Note, the FF&E Notes or otherwise, in exchange for which release and waiver, ACBA will release any claims it may have against CPPI and sell, transfer, convey and assign, without recourse, all of its right, title and interest in and to its Assets, including, without limitation, the Hotel Assets, to CPPI free and clear of any liens, claims, encumbrances or interests, other than any lien classified in Class 2, which will then be dealt with under the Plan in Class 2, or asserted by or on behalf of the holders of the First Mortgage Notes, which lien will then be released, extinguished and waived in accordance with the treatment afforded holders of Allowed Class 3 Claims under the Sands Plan. The Operating Leases will be terminated without Liability.

         Notwithstanding the compromise and settlement of the Claims of CPPI and ACBA against each other as set forth in the foregoing paragraph, no Claim held by CPPI against the Corporation will be affected by the Plan.

                                   ARTICLE III

                      CLASSIFICATION OF CLAIM AND INTERESTS

         3.1 CLASSIFICATION OF CLAIMS. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expense Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code (set forth in Article IV, below) have not been classified and are excluded from the following classes in accordance with
Section 1123(a)(1) of the Bankruptcy Code.

         3.2 CLASS 1: PRIORITY CLAIMS. This class consists of all Priority Claims that are not claims of the type referred to in Section 2.4 hereof.

         3.3 CLASS 2: MISCELLANEOUS SECURED CLAIMS. This class consists of all Miscellaneous Secured Claims.

         3.4 CLASS 3: FIRST MORTGAGE NOTE CLAIMS. This class consists of all First Mortgage Note Claims, including any Claim held by the holders of the First Mortgage Notes against any of the Debtors under the First Mortgage Notes, the First Mortgage Notes Indenture, the First Mortgage or the CPPI Guaranty, or any other instrument or documents, including any Deficiency Claim.

         3.5 CLASS 4: GENERAL CPPI CLAIMS. This class consists of all General CPPI Claims (including Trade Claims against CPPI and Employee Claims)

         3.6 CLASS 5: GENERAL ACBA CLAIMS. This class consists of General ACBA Claims.

         3.8 CLASS 6: CONTINGENT PAYMENT RIGHTS CLAIMS. This class consists of all Allowed Contingent Payment Rights Claims.

         3.9 CLASS 7: CONTINGENT PAYMENT CLAIMS. This class consists of all Allowed Contingent Payment Claims.

         3.10  CLASS  8:  CPPI  INTERESTS.  This  class  consists  of  all  CPPI
Interests.

         3.11  CLASS  9:  ACBA  INTERESTS.  This  class  consists  of  all  ACBA
Interests.

         3.12 CLASSIFICATION RULES. A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class. Pursuant to section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the Holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. For purposes of the Plan, and pursuant to section 510(a) of the Bankruptcy Code, the Plan shall give effect to subordination agreements which are enforceable under applicable non-bankruptcy law, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. The Plan shall also give effect to the subordination rules of sections 510(b) and (c) of the Bankruptcy Code. The inclusion of a Creditor by name in any Class is for purposes of general description only, and includes all Persons claiming as beneficial interest holders, assignees, heirs, devisees, transferees or successors in interest of any kind of the Creditor named.

                                   ARTICLE IV

                     IDENTIFICATION OF CLASSES OF CLAIMS AND

                INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

         4.1 CLASSES OF CLAIMS IMPAIRED BY THIS PLAN AND ENTITLED TO VOTE. First Mortgage Note Clams (Class 3), General CPPI Claims (Class 4) and General ACBA Claims (Class 5), are Impaired by this Plan, are receiving distributions under the Plan and, therefore, the holders of Allowed Claims in Classes 3, 4 and 5 are entitled to vote to accept or reject this Plan.

         4.2 CLASSES OF CLAIMS AND INTERESTS IMPAIRED BY THIS PLAN AND DEEMED TO REJECT THIS PLAN. Holders of Allowed Contingent Payment Rights Claims (Class 6), Allowed Contingent Payment Claims (Class 7), and CPPI Interests (Class 8) and ACBA Interests (Class 9) are impaired and do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the holders of such Claims and Interests are deemed to reject this Plan and the votes of such holders will not be solicited.

         4.3 CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED BY THIS PLAN AND CONCLUSIVELY PRESUMED TO ACCEPT THIS PLAN. Priority Claims (Class 1), and Miscellaneous Secured Claims (Class 2), are not Impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims and Interests are conclusively presumed to accept this Plan, and the votes of such holders will not be solicited.

                                    ARTICLE V

                PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

         5.1 PRIORITY CLAIMS (CLASS 1). Each holder of an Allowed Priority Claim shall be paid the Allowed amount of such Claim, including all applicable interest and other charges to which the Holder of such Allowed Priority Claim may be entitled under applicable law or contract, to the extent permitted under the applicable provision of section 507(a), in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable) or (b) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable).

         5.2 MISCELLANEOUS SECURED CLAIMS (CLASS 2). With respect to an Allowed Miscellaneous Secured Claim, the Holder of such Allowed Claim shall receive, at the sole option of Holdings (a) the unaltered legal, equitable and contractual rights to which the Miscellaneous Secured Claim entitles the Holder of such Claim, (b) such other treatment that will render such Miscellaneous Secured Claim unimpaired under section 1124 of the Bankruptcy Code, (c) the transfer and surrender of all collateral securing such Claim to such Holder, without representation or warranty by or recourse against either CPPI or ACBA, or (d) will be treated in accordance with an agreement between the Proponent and the Holder of such Claim. In the event that the treatment provided in subparagraphs
(a), (b) or (c) above results in payment to such Creditor of less than the Allowed amount of its Claim, it shall be entitled to assert a General Unsecured Claim against the Debtors for any deficiency.

         5.3 FIRST MORTGAGEE NOTE CLAIMS (CLASS 3). Upon the Effective Date, any Claim held or asserted by the holders of the First Mortgage Notes against CPPI and ACBA, including any Deficiency Claim, and including any Claim evidenced by or under the First Mortgage Notes, the Security Documents, the CPPI Guaranty, the First Mortgage or the First Mortgage Notes Indenture or any other instrument or document, shall be extinguished, discharged and released and any mortgage, lien or encumbrance securing such Claim, including any interest in the funds held in the AOB Escrow Account or otherwise received by the Indenture Trustee, shall be discharged, waived and released in exchange for pari passu and pro rata distribution of: (i) 5,652,000 shares of Sands Common Stock and (ii) Cash in the estimated amount of $2,500,000 currently held by, or previously distributed to, the Indenture Trustee for the benefit of the Holders of First Mortgage Notes.

         In the event of a legal challenge to the Plan as it is currently written, the Plan shall be deemed modified prior to the Confirmation Hearing to incorporate either the First or the Second Alternative set forth in the Disclosure Statement. In any event, although the adoption of either of the First or Second Alternatives set forth in the Disclosure Statement will result in a modification of the transactions by which distributions to the Holders of Claims in Class 3 will be made under the Plan, it will not result in a change in either the nature or the amount of such distributions.

         5.4 GENERAL CPPI CLAIMS (CLASS 4). Upon the Effective Date, the holders of Allowed General CPPI claims shall receive a distribution, in Cash, of an amount equal to 75% of the holders' Allowed Claim or such greater amount as the Bankruptcy Courtpermits.

         5.5 GENERAL ACBA CLAIMS (CLASS 5). Upon the Effective Date, the holders of Allowed General ACBA claims shall receive a distribution, in Cash, of an amount equal to 75% of the holder's Allowed Claim or such greater amount as the Bankruptcy Court permits.

         5.6 CONTINGENT PAYMENT RIGHTS CLAIMS (CLASS 6). On the Effective Date, all Allowed Contingent Payment Rights Claims shall be extinguished and no distribution will be made in respect of such Allowed Contingent

Payment Rights Claims, including any Allowed Claims arising out of or in connection with the Debtors' rejection of the Restructuring Agreement.

         5.7 CONTINGENT PAYMENT CLAIMS (CLASS 7). On the Effective Date, all Allowed Contingent Payment Claims shall be extinguished and no distributions will be made in respect of such Allowed Contingent Payment claims, including any Allowed Claims arising out of or in connection with the Debtors' rejection of the Restructuring Agreement.

         5.8 CPPI INTERESTS (CLASS 8). As soon as is practicable after the assets of CPPI have been conveyed to Acquisition as provided by the Plan, the CPPI interests will be distributed to the Indenture Trustee and deemed cancelled. .

         5.9 ACBA INTERESTS (CLASS 9). The Holders of Allowed ACBA Interests will not receive or retain any property under the Plan on account of such Interests and, on the Effective Date. All such Interests shall be extinguished and canceled.

                                   ARTICLE VI

                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

         6.1 GENERALLY. Effective on and as of the Effective Date, all executory contracts and unexpired leases that exist between either CPPI or ACBA, on the one hand, and any Person, on the other hand, including, but not limited to the Restructuring Agreement and the Operating Leases will be rejected, except for
(i) any executory contracts and unexpired leases that have been specifically assumed by either CPPI or ACBA, with the approval of the Bankruptcy Court on or before the Effective Date or with respect to which a motion for assumption has been filed on or before the Effective Date; and (ii) any executory contracts or unexpired leases Holdings identifies on a schedule to be supplied to the Bankruptcy Court prior to the Confirmation Hearing, which executory contracts or unexpired leases will be assigned on the Effective Date to Acquisition..

         6.2 ASSUMPTION AND ASSIGNMENT. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of all executory contracts and unexpired leases to be assumed by either CPPI or ACBA and, as the case may be, assigned by ACBA and CPPI to Acquisition in accordance with Section
6.1 hereof pursuant to section 365(a) and (k) of the Bankruptcy Code.

         6.3 REJECTION CLAIMS. Claims created by or arising in connection with the rejection of executory contracts and unexpired leases of the Debtors must be filed no later 30 days after receipt of notice of the entry of a Final Order authorizing such rejection. Any such Claims not filed within such time shall be forever barred from assertion against CPPI, ACBA and Acquisition and their property and estates. Each Claim resulting from such rejection shall constitute a Class 2 Claim if secured or a Class 4 or 5 Claim, as the case may be, if unsecured.

                                   ARTICLE VII

                             DIRECTORS AND OFFICERS

         7.1 BOARD OF DIRECTORS. The Board of Directors of Holdings shall continue in place after the Effective Date. Holdings, as the owner of 100% of Acquisition, shall appoint a Board of Directors of Acquisition in accordance with Acquisition's certificate of incorporation and by-laws.

         7.2 NO CORPORATE OR PARTNERSHIP ACTION REQUIRED. As of the Effective Date, the adoption, execution, delivery, and assignment, and implementation of all contracts, leases, documents, instruments, and other agreements related to or contemplated by the Plan, and the other matters provided for, under or in furtherance of the Plan involving action to be taken by or required of the Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by stockholders or directors or the partners of the Debtors. All documents or instruments which must be examined and delivered by either CPPI or ACBA under this Plan shall be deemed AUTHORIZED IF APPROVED by either of the President, Chief Executive Officer, Executive Vice President or any Vice President of CPPI, or any General Partner of ACBA. The power of attorney in favor of the General Partners in the ACBA limited partnership agreement shall be deemed to permit the General Partners to effect the transfer of all partnership interest to Reorganized CPPI to effectuate this Plan.

         7.3 RESERVATION OF RIGHT TO MODIFY. In the event of a legal challenge to the Plan as it is currently written, the Proponent reserves the right to modify the Plan provisions prior to the Confirmation Hearing to incorporate either the First or Second of the Alternatives set forth in the Disclosure Statement. Neither the First nor the Second Alternative will change the distributions for the benefit of Creditors.

                                  ARTICLE VIII

                           IMPLEMENTATION OF THIS PLAN

         8.1 VESTING OF PROPERTY. Except as otherwise expressly provided in this Plan, on the Effective Date, title to all property of CPPI, after the transfer to CPPI by ACBA of all of the Assets of ACBA, shall vest in Acquisition, including all causes of action, free and clear of all Claims, liens, encumbrances, charges and Interests arising on or before the Effective Date, except as set forth in this Plan.

         8.2 ISSUANCE OF SANDS COMMON STOCK. On the Effective Date, Holdings will issue the Sands Common Stock and deliver it to Acquisitions to be distributed in accordance with this Plan.

         8.3 No FRACTIONAL INTERESTS. The calculation of the percentage distribution of the Sands Common Stock to be made to holders of Class 3 Claims may theoretically entitle the holder of such a Class 3 Claim to a fractional interest in Sands Common Stock. For purposes of applying this section, the holders of Class 3 Claims under or evidenced by the First Mortgage Notes shall mean the beneficial holders thereof as of the Record Date,

         The number of shares of the Sands Common Stock to be received by a holder of a Class 3 Claim shall be rounded to the next lower whole number of shares. The total number of shares of Sands Common Stock to be distributed to Class 3 Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued. The total amount of such fractional shares shall revert to Holdings and become unissued Sands Common Stock.

         8.4 DISSOLUTION OF ACBA. On the Effective Date, ACBA will be dissolved and its business operations and affairs shall cease, other than those actions which AC Boardwalk Partners, Inc., as general partner of ACBA, may need take to wind-up the affairs of ACBA, including the preparation of final tax returns. AC Boardwalk Partners Inc., shall also serve as tax matter partner for the final tax returns and shall be substituted for Gerald Heetland as tax matters partner for all prior years.

         8.5 DISMISSAL OF THE CORPORATION'S BANKRUPTCY CASE. On the Effective Date of the Plan, the Corporation's Chapter 11 Case will be dismissed.

         8.6 CANCELLATION OF SECURITIES, NOTES OR OTHER INSTRUMENTS; DISCHARGE OF INDENTURE OBLIGATIONS.

         (a) As of the Effective Date, any security, note or instrument evidencing a Claim or Interest that is impaired by this Plan, including without limitation the First Mortgage Notes, shall be deemed canceled and terminated, and the obligations of either CPPI or ACBA relating to, arising under, in respect of or in connection with such securities, instruments and agreements shall be discharged; provided, however, that except as otherwise provided herein, notes and other evidence of Claims shall, effective upon the Effective Date, represent the right to participate, to the extent such claims are Allowed, in the distributions contemplated by this Plan.

         (b) The First Mortgage Notes Indenture, and the obligations of the Indenture Trustee thereunder, shall be canceled and discharged on the Effective Date, provided that nothing shall affect the Indenture Trustee's lien rights in respect of its fees and expenses.

         8.7 SURRENDER OF SECURITIES. Each Holder of a promissory note or other instrument evidencing a Claim impaired hereby shall surrender the same to the Disbursing Agent/Holdings and the Disbursing Agent/Holdings shall distribute or shall cause to be distributed to the Holders thereof the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such promissory note or other instrument is received by the Disbursing Agent/Holdings, or the unavailability of such note or other instrument is established to the satisfaction of the Disbursing Agent/Holdings. Any such Holder that fails to surrender or cause to be surrendered such promissory note or other instrument, or to execute and deliver an affidavit of loss and indemnity satisfactory to either the Disbursing Agent/Holdings, and, in the event that the Disbursing Agent/Holdings shall also request with respect to the First Mortgage Notes, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Disbursing Agent/Holdings , said holder shall be deemed to have forfeited all Claims against either CPPI, ACBA or the Corporation by such note or other instrument and shall not participate in any distribution hereunder in regards of such note or other instrument and all property in respect of such forfeited distribution, including (if applicable) interest accrued thereon, shall revert to Holdings. Notwithstanding the foregoing, all Claims shall be discharged and all Interests shall be terminated by this Plan to the extent provided herein regardless of whether and when any surrender, indemnity or bond required by this Section is provided and regardless of whether the Disbursing Agent/Holdings/Acquisition makes a distribution hereunder in the absence of compliance by any holder of a Claim with the requirements of this Section. Holdings may waive the requirements of this Section.

         8.8 AUTHORIZATION OF CORPORATE ACTION. The entry of the Confirmation Order shall constitute a direction and authorization to and of CPPI and ACBA and the Reorganized CPPI to take or cause to be taken any corporate or partnership action necessary or appropriate to consummate the provisions of this Plan prior to and through the Effective Date without any requirement of further action by the stockholders, partners or directors of ACBA and CPPI, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court.

                                   ARTICLE IX

                            DISCHARGE AND INJUNCTION

         9.1 DISCHARGE OF DEBTORS. Except as otherwise expressly provided herein, the confirmation of this Plan shall, provided that the Effective Date shall have occurred, discharge all Claims against and Interests in ACBA and CPPI, to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by section 1141 thereof.

         9.2 INJUNCTION. Except as otherwise expressly provided herein, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, permanently enjoin all Persons that have held, currently hold or may hold a Claim, or other debt or liability receiving treatment pursuant to this Plan or who have held, currently hold or may hold an interest, in either of ACBA or CPPI from taking any of the following actions in respect of such Claim, debt or liability or such Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against either of ACBA or CPPI, their property or their respective officers, directors, employees or the General Partners of ACBA; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against ACBA or CPPI, their property or their respective officers, directors, employees or the General Partners of ACBA; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind against ACBA or CPPI, their property or their respective officers, directors, employees or the General Partners of ACBA; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to ACBA or CPPI, their property or their respective officers, directors, employees or the General Partners of ACBA; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of this Plan.

         9.3 EXCULPATION. Neither ACBA, CPPI, nor any creditors' committee, the General Partners of ACBA, nor any of their respective members, officers, directors, shareholders, employees, agents, attorneys, accountants or other advisors shall have or incur any liability to any Holder of a Claim or Interest for any act or failure to act in connection with, or arising out of, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for any act or failure to act that constitutes willful misconduct or recklessness as determined pursuant to a Final Order, and in all respects, such Persons (a) shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan, and shall be fully protected from liability in acting or in refraining from action in accordance with such advice and (b) shall be fully protected from liability with respect to any act or failure to act that is approved or ratified by the Bankruptcy Court.

                                    ARTICLE X

                        PROVISIONS COVERING DISTRIBUTIONS

         10.1 TIME OF DISTRIBUTIONS UNDER THIS PLAN. Except as otherwise provided in this Plan, payments and distributions in respect of Allowed Claims shall be made by the Disbursing Agent, on or as promptly as practicable after the Effective Date.

         10.2  COMPLIANCE  WITH  TAX  REQUIREMENT.   With  respect  to  CPPI  in
connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, Acquisition shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, and/or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Acquisition, Acquisition shall withhold the amount required and distribute the balance to such Person.

         With respect to ACBA, the Plan contemplates that following the Effective Date ACBA will be dissolved under applicable non-bankruptcy law. In connection therewith, AC Boardwalk Partners, Inc., shall have the power and authority to wind-up ACBA, including causing ACBA to file all necessary tax returns.

         10.3 DISTRIBUTION OF UNCLAIMED PROPERTY. Any distribution of property under the Plan which is unclaimed after two years following the Effective Date shall irrevocably revert to Acquisition, except for Sands Common Stock, which shall revert to Holdings.

         10.4 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         10.5 DISTRIBUTION RECORD DATE. The Disbursing Agent shall distribute, or cause to be distributed, all distributions of property to be made pursuant to this Plan to the record holders of Allowed First Mortgage Note Claims as of the Record Date. As of the close of business on the Record Date, the transfer ledgers with respect to the First Mortgage Notes shall be closed and Holdings, Acquisition, the Disbursing Agent, CPPI and ACBA and the Indenture Trustee shall have no obligation to recognize any transfer of the First Mortgage Notes occurring thereafter.

                                   ARTICLE XI

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

         11.1 OBJECTIONS TO CLAIMS. Only Claims that are Allowed shall be entitled to distributions under the Plan. Holdingsand/or Acquisition reserves the sole and absolute right to contest and object to any Claims filed or asserted against ACBA or CPPI, including, without limitation, those Claims that are not listed in the Schedules, are listed therein as disputed, contingent and/or unliquidated in amount, or are listed therein at a lesser amount than asserted by the Holder of such Claim filed or asserted against ACBA or CPPI. Unless otherwise ordered by the Bankruptcy Court, all objections to Claims (other than Administrative Expense Claims) shall be filed and served upon counsel to Holdings, counsel to the Debtors, counsel to any Committee and the Holder of the Claim objected to on or before the later of (a) 60 days after the Effective Date and (b) 60 days after the date (if any) on which a proof of claim is filed in respect of such Claim, or such other date determined by the Bankruptcy Court upon motion to the Bankruptcy Court without further notice or hearing.

         11.2 PROCEDURES FOR RESOLVING DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation of CPPI and ACBA, with the consent of Holdings, and approved by the Bankruptcy Court prior to the Effective Date , or until the objections thereto of CPPI and ACBA, are withdrawn with the consent of Holdings, CPPI or ACBA shall litigate the merits of each disputed claim until determined by a Final Order. From and after the Effective Date, Holdings and/or Acquisition shall litigate the merits of each Disputed Claim until determined by a Final Order, provided, however, that, subject to the approval of the Bankruptcy Court, (a) prior to the Effective Date, CPPI or ACBA, with the consent of Holdings, and (b) after the Effective Date, Acquisition or Holdings, may compromise and settle any objection to any Claim.

         11.3 TIMING OF PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED CLAIMS. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed Claim that becomes an Allowed Claim, and that would have otherwise been made had the Allowed Claim been an Allowed Claim on the Effective Date, shall be made within thirty days after the date that such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims that become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of this Plan.

         11.4 ESTIMATION OF CLAIM. Holdings and/or Acquisition may, at any time, request that the Bankruptcy Court, on proper notice estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, Holdings may elect to pursue any supplemental proceedings to object to any ultimate Distribution to such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         11.5 NO RECOURSE. Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Court and Bankruptcy Rules or is Allowed in an amount for which there is insufficient Cash in the relevant account to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim holder shall have recourse to either ACBA, CPPI, Holdings or Acquisition, their respective property or any of their respective professionals, or their successors or assigns, or the holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under Section 502(c) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

                                   ARTICLE XII

                  CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

         12. 1 CONDITION PRECEDENT TO CONFIRMATION DATE.

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


                  (a) the Bankruptcy Court has entered the Confirmation Order containing findings, supported by evidence to be introduced at the Confirmation Hearing, that the issuance of the Sands Common Stock and the execution of any required indenture and security documents in respect thereto, shall have been duly and validly authorized by all necessary corporation action; and all other documents required under the Plan are in form and substance reasonably satisfactory to the PROPONENT;

                  (b) CPPI and ACBA have been authorized to assume all leases and executory contracts which they may seek to assume and which are to be assigned to Acquisition; and

                  (c) Holdings has received the consent of any governmental units whose consents required for confirmation.

                  (d) the Bankruptcy Court shall have determined that all obligation of the CPPI and ACBA are discharged pursuant to Section 1141(d) of the Code, except to the extent that such Claims and obligations are provided for in the Plan or assumed by Acquisition hereunder.

         12. 2 CONDITIONS TO EFFECTIVE DATE. The following conditions must occur and be satisfied on or before the Effective Date for this Plan to be effective on the Effective Date:

                  (a) CONFIRMATION ORDER. The Confirmation Order, in form and substance acceptable to the Debtors, shall have been signed by the Bankruptcy Court and duly entered and shall have become a Final Order.

                  (b) REGULATORY APPROVAL. The NJCCC shall have issued any necessary approvals of this Plan and of the Exhibits hereto and Icahn has obtained any necessary clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act.

                  (c) TIMELINESS. The Effective Date shall be not later than April 1, 2001.

                  (d) WAIVER OF CONDITIONS. The PROPONENT shall have the right to waive any of the foregoing conditions (a) to the Confirmation Date, or (b) to the Effective Date except 12.2(b). Without limiting the foregoing, the Effective Date may occur notwithstanding the pendency of an appeal of the Confirmation Order or any order related thereto so long as there is no stay in effect. The Effective Date may occur before the expiration of time to take an appeal to seek reconsideration of the Confirmation Order without the giving of any notice to any objecting party. In the event of any such appeal, the PROPONENT may seek the dismissal of such appeal as moot as following the Effective Date of the Plan.

                                  ARTICLE XIII

               MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

         13.1 MODIFICATION OF PLAN. The Proponent may alter, amend or modify this Plan pursuant to section 1127 of the Bankruptcy Code at any time prior to the time that the Bankruptcy Court has signed the Confirmation Order. After such time and prior to the substantial consummation of this Plan, the Proponent may, so long as the treatment of holders of Claims and Interests under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

         13.2     REVOCATION OR WITHDRAWAL OF PLAN.

                  (a) RIGHT TO REVOKE. The Proponent reserves the right to revoke or withdraw this Plan at any time prior to the Confirmation Date.

                  (b) EFFECT OF WITHDRAWAL OR REVOCATION. If the Proponent revokes or withdraws this Plan prior to the Confirmation Date, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

         13.3 NONCONSENSUAL CONFIRMATION. Holdings shall request that the Bankruptcy Court confirm this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any non-consenting Classes on the basis that this Plan is fair and equitable and does not discriminate unfairly with respect to such Classes.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 BANKRUPTCY COURT TO RETAIN JURISDICTION. The business and assets of the CPPI and ACBA shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 Cases of ACBA and CPPI to the fullest extent permissible by law, including, without limitation, for the purposes of determining all disputes and other issues presented by or arising under this Plan, including, without limitation, exclusive jurisdiction to (a) determine any and all disputes relating to Claims and the allowance and amount thereof, (b) determine any and all disputes among Creditors with respect to their Claims, (c) consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith, (d) determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or this Plan, (e) remedy any defect or omission or reconcile any inconsistency in the Confirmation order, (f) enforce the provisions of this Plan relating to the distributions to be made hereunder, (g) issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan, (h) enforce and interpret any provisions of this Plan, (i) determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan, and (j) determine the final amounts allowable as compensation or reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code.

         14.2 BINDING EFFECT OF THIS PLAN. The provisions of this Plan shall be binding upon and inure to the benefit of ACBA, CPPI, Holdings, Acquisition, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by this Plan whether or not such Person or Holder of a Claim or Interest has accepted the Plan.

         14.3 RETIREE BENEFITS. Except as otherwise provided in the Plan, any obligations of CPPI or ACBA to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by either CPPI or ACBA prior to the Petition Date, if any, shall be continued by Acquisition.

         14.4 CPPI'S AND ACBA'S CAUSES OF ACTION. Pursuant to section 1123(b)(3) of the Bankruptcy Code, Acquisition shall retain, with the exclusive right to enforce in its sole discretion, any and all rights and causes of action of either of CPPI, including all rights and causes of action which may exist under sections 510, 544 through 550 and 553 of the Bankruptcy Code or under similar state laws, if any, and all other rights and causes of action of a trustee and debtor-in-possession under the Bankruptcy Code (except for claims or rights which must under tax law be enforced by the tax matters partner of ACBA), including all other causes of action. Any Claims of ACBA will be transferred to Acquisition under the Plan and Acquisition shall have the exclusive right to prosecute and settle any such claims. Notwithstanding the foregoing, on the Effective Date, CPPI and ACBA shall each release any claim they and their respective debtor Estates may have against any of the officers and directors of CPPI and/or against the general partners of ACBA, including any claims for indemnity or contribution.

         14.5 SETOFFS. Except as otherwise provided in the Plan with respect to Intercompany Claims, [Holdings] may, but shall not be required to, set off against any Claim and the distributions to be made pursuant to this Plan in respect of such Claim, any claims of any nature whatsoever which either ACBA or CPPI may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such Claim either ACBA or CPPI may have against such Holder.

         14.6 CAPTIONS. Article and Section captions used in this Plan are for convenience only and will not affect the construction of this Plan.

         14.7 METHOD OF NOTICE. All notices required to be given under this Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

                                    If to the CPPI to:

                                    The Claridge Hotel and Casino Corporation

                                    Indiana Avenue and the Boardwalk
                                    Atlantic City, New Jersey 08401
                                    Attn.:  Frank A.  Bellis.  Jr.

                                    with copies to:

                                    Clifford Chance Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York 10 166
                                    Attn.:  Dennis J.  Drebsky, Esq.

                                    If to ACBA to:

                                    c/o AC Boardwalk Partners, Inc.
                                    2880 West Meade Avenue
                                    Suite 204
                                    Las Vegas, NV 89102
                                    Attn.:  Anthony Atchley, President

                                    with copies to:

                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey 07068
                                    Attn.:  William S.  Katchen, Esq.

                                    If to Holdings:

                                    Sands Hotel and Casino
                                    Indiana Avenue and Brighton Park
                                    Atlantic City, New Jersey  08401
                                    Attn:   Frederick H. Kraus, Esq.

                                    with copies to:

                                    Gibbons, Del Deo, Dolan,
                                     Griffinger & Vecchione

                                    One Riverfront Plaza
                                    Newark, New Jersey  07102
                                    Attn:   James N. Lawlor, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

         14.8 DISSOLUTION OF ANY COMMITTEE. On the Effective Date, any Committee shall cease to exist and its members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other Professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases.

         14.9 GOVERNING LAW. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal laws are applicable, the laws of the State of New Jersey shall govern the construction and implementation of, this Plan and all rights and obligations arising under this Plan.

         14.10 TIME. Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day which is a Business Day.

         14.11 SECTION 1146 EXEMPTION. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance. transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         14.12 SEVERABILITY. In the event that any provision of this Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of this Plan. To the extent that any provision of this Plan would, by its inclusion in this Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Debtor, may modify or amend such provision, in whole or in part as necessary to cure any defect or remove any impediment to the confirmation of this Plan existing by reason of such provision; PROVIDED, HOWEVER, that such modification shall not be effected except in compliance with Section 14.01 of this Plan.

         14.13 SUBORDINATION RIGHTS. The classification and treatment of all Claims and Interests under the Plan shall be in full settlement and satisfaction of any contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim Holders with respect to any distribution made pursuant to the Plan

         14.14 SATISFACTION OF ACTIONS TAKEN. Entry of the Confirmation Order shall ratify all transactions effected by CPPI and ACBA from and including the Filing Date through the Confirmation Date. After entry of the Confirmation Order, all Creditors and Interest Holders shall be enjoined and restrained from commencing or continuing any action or proceeding arising out of or related to the consummation of the transactions contemplated by the Plan.

         14.15 REGISTRATION AND LISTING OF SANDS COMMON STOCK. The Sands Common Stock shall be issued under this Plan in reliance on the exemption from registration provided in Section 1145 of the Bankruptcy Code, subject to the approval of the NJCCC. Holdings shall use its good faith best efforts to complete the listing of Sands Common Stock on the American Stock Exchange or such other national exchange as may be appropriate in the discretion of Holdings.

         14.16 NO MULTIPLE SATISFACTIONS. Any Person that holds a Claim against more than one of CPPI and ACBA that arises from the same right to payment or equitable remedy that gives rise to a right to payment, such as a Holder of a Claim for a loan given to either CPPI or ACBA, which loan is guaranteed by the other, shall only receive a distribution as if the Person was the Holder of a Claim against one of ACBA or CPPI. Such distribution shall be deemed to be in full satisfaction of the Person's Claims against both CPPI and ACBA.

         14.17 PLAN CONTROLS. In the event and to the extent that any provision of this Plan is inconsistent with the provisions of the Disclosure Statement, or any other instrument or agreement contemplated to be executed pursuant to this Plan, the provisions of this Plan shall control and take precedence.

Dated:   Atlantic City, New Jersey
         November 28, 2000

                                                  Respectfully submitted,

                                                  GB HOLDINGS, INC.


                                                  By:
                                                      Alfred J. Luciani
                                                      President